Exhibit T3E.4
LETTER TO BENEFICIAL HOLDERS
Century Aluminum Company
Offer To Exchange
8% Senior Secured Notes due 2014
for any and all outstanding
7.5% Senior Notes due 2014 (CUSIP No. 156431AH1)
and
Solicitation of Consents to Proposed Amendments to the Related Indenture
for a Consent Payment of $50 in Aggregate Principal Amount of
8% Senior Secured Notes due 2014 per $1,000 Aggregate Principal Amount
of 7.5% Senior Notes due 2014

The exchange offer and consent solicitation (the “Exchange Offer and Consent Solicitation”) will expire at 11:59 p.m., New York City time, on November 25, 2009, unless extended or earlier terminated (such date and time, as the same may be extended, the “Expiration Time”). The consent payment deadline is 11:59 p.m., New York City time, on November 10, 2009, unless extended as described herein (such date and time, as the same may be extended, the “Consent Payment Deadline”). The Exchange Offer and Consent Solicitation are subject to the terms and conditions set forth in the accompanying Offering Circular and Consent Solicitation Statement dated as of October 28, 2009 (the “Offering Circular and Consent Solicitation Statement” and, together with the Letter of Transmittal and Consent, the “Offer Materials”). All capitalized terms that are not defined herein have the meanings assigned to them in the Offering Circular and Consent Solicitation Statement.
To Our Clients:
     Upon the terms and subject to the conditions set forth in the enclosed Offer Materials, Century Aluminum Company, a Delaware corporation (the “Company”), is:
1.	offering to exchange (the “Exchange Offer”) the Company’s newly issued 8% Senior Secured Notes due 2014 (the “Exchange Notes”), for any and all of the Company’s outstanding 7.5% Senior Notes due 2014 (the “Existing Notes”) at the rate of $950 aggregate principal amount of Exchange Notes for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for exchange in the Exchange Offer; and

2.	soliciting (the “Solicitation”) consents (the “Consents”) to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Existing Notes, for which the Company will pay a consent payment of $50 in aggregate principal amount of Exchange Notes for each $1,000 aggregate principal amount of Existing Notes with respect to which Consents are validly delivered (and not validly revoked) in the Consent Solicitation.
     The enclosed materials relating to the Exchange Offer and Consent Solicitation are being forwarded to you as the beneficial owner of Existing Notes carried by us for your account or benefit but not registered in your name. A tender of any Existing Notes may only be made, and Consents with respect to Existing Notes may only be delivered, by us as the Depository Trust Company participant for such Existing Notes and can only be made pursuant to your instructions.
     If you wish to have us tender for exchange, and deliver Consents with respect to, any of the Existing Notes held by us for your account or benefit, please so instruct us promptly by completing, executing and returning to us the attached “Letter of Instructions” at your earliest convenience. The enclosed Letter of Transmittal and Consent is furnished to you for informational purposes only and may not be used by you to tender Existing Notes, or to deliver Consents with respect to Existing Notes, held by us for your account.

     The summary herein of the terms and conditions of the Exchange Offer and Consent Solicitation is not complete. You should read the enclosed Offer Materials for a more detailed description of the terms of the Exchange Offer and Consent Solicitation. We urge you to read carefully the enclosed Offer Materials before instructing us to tender your Existing Notes or deliver Consents on your behalf.
Certain Terms of the Exchange Offer and Consent Solicitation
     You should complete and return to us the attached “Letter of Instructions” as promptly as possible in order to permit us to tender Existing Notes and deliver Consents on your behalf in accordance with the provisions of the Exchange Offer and Consent Solicitation. In the case of a beneficial owner of Existing Notes who wishes to receive the Total Consideration, which includes the consent payment, we must both validly tender (and not withdraw) such Existing Notes pursuant to the Exchange Offer and validly consent (and not revoke such consent) to the Proposed Amendments prior to the Consent Payment Deadline. If we tender Existing Notes and deliver Consents after the Consent Payment Deadline, but at or prior to the Expiration Time, the beneficial owner of such Existing Notes will be entitled to receive only the Exchange Offer Consideration and will not be entitled to receive any consent payment. No Existing Notes will be accepted for exchange, and no Consents may be delivered, following the Expiration Time unless the Company extends the Exchange Offer and Consent Solicitation.
     The consideration for each $1,000 aggregate principal amount of Existing Notes validly tendered (and not validly withdrawn) and accepted for payment pursuant to the exchange offer will be an amount of Exchange Notes, equal to $950 aggregate principal amount of Exchange Notes. The consideration referred to above, plus accrued and unpaid interest, or the “Accrued Interest,” to, but excluding, the Settlement Date, is referred to as the “Exchange Offer Consideration.” The Exchange Offer Consideration will be paid on the Settlement Date, upon consummation of the exchange offer, to holders that validly tender their Existing Notes prior to the Expiration Time.
     The consent payment for each $1,000 aggregate principal amount of Existing Notes with respect to which Consents are validly delivered (and not validly revoked) in the consent solicitation will be $50 in aggregate principal amount of the Exchange Notes. We do not expect to make a consent payment in cash.
     The Exchange Offer Consideration plus the consent payment is referred to herein as the “Total Consideration.” The Total Consideration will be paid on the Settlement Date, upon consummation of the Exchange Offer and Consent Solicitation, to holders that validly tender (and do not validly withdraw) their Existing Notes and validly deliver (and not validly revoke) their consent to the proposed amendments prior to the Consent Payment Deadline.
     You may instruct us to tender some, all or none of your Existing Notes, but you may not instruct us to tender Existing Notes without instructing us to deliver Consents with respect to such Existing Notes pursuant to the Consent Solicitation, and you also may not instruct us to deliver Consents with respect to Existing Notes without instructing us to tender such Existing Notes pursuant to the Exchange Offer. Tenders of Existing Notes may be validly withdrawn (and Consents may be validly revoked) at any time prior to the Expiration Time, but not thereafter.
Other Matters
     The Exchange Offer is not being made to, Consents are not being solicited from, and no Exchange Notes will be issued to, Holders of Existing Notes in any jurisdiction in where such offer, solicitation or issuance would not be in compliance with applicable law. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offer and Consent Solicitation to be made by a licensed broker or dealer, the Exchange Offer and Consent Solicitation shall be deemed to be made on behalf of the Company by the information and exchange agent or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.
     No person has been authorized to give any information with respect to the Exchange Offer and Consent Solicitation, or to make any representation in connection therewith, other than those contained in the Offer Materials. If made or given, such recommendation or any such information or representation may not be relied on as having been authorized by the Company, the information and exchange agent or the trustee. None of the Company, the information and exchange agent or the trustee makes any recommendation as to whether or not you should instruct us to tender your Existing Notes for exchange pursuant to the Exchange Offer or deliver Consents with respect to your Existing Notes pursuant to the Consent Solicitation. You must make your own decision as to whether or not to exchange Existing Notes and deliver Consents with respect thereto and, if so, the amount of Existing Notes to be exchanged and Consents to be delivered.

     Any inquiries you may have with respect to the Exchange Offer and Consent Solicitation should be addressed to the information and exchange agent at the address and telephone number set forth on the back cover of the enclosed Offering Circular and Consent Solicitation Statement. Additional copies of the enclosed materials may be obtained from the information and exchange agent.

LETTER OF INSTRUCTIONS
          The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer and Consent Solicitation of the Company with respect to the Existing Notes.
          This Letter of Instructions will instruct you to tender for exchange, and deliver Consents with respect to, the aggregate principal amount of Existing Notes indicated below held by you for the account or benefit of the undersigned, on the terms and subject to the conditions set forth in the Offering Circular and Consent Solicitation Statement dated as of October 28, 2009 and the Letter of Transmittal and Consent. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Offering Circular and Consent Solicitation Statement.
7.5% Senior Notes due 2014
(CUSIP No. 156431AH1)

Existing Notes are to be tendered
Aggregate Principal Amount	(“Yes” or “No”)*
$

________________

* Unless otherwise indicated, “yes” will be assumed.

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